Exhibit 23.1

CBIZ CPAs P.C. 53 State Street 17th Floor Boston, MA 02109 P: 617.807.5000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (File Nos. 333-289505 and 333-292429) and Form S-8 (File No. 333-288786) of our report dated March 30, 2026, with respect to the consolidated financial statements of Brag House Holdings, Inc. included in this Annual Report on Form 10-K/A for the year ended December 31, 2025.

Boston, MA

April 21, 2026